                                                                      Exhibit 10

               Consent of Independent Certified Public Accountants

Board of Directors
The Travelers Insurance Company

We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm as experts under the heading "Independent Accountants".


/s/KPMG

Hartford, Connecticut
April 11, 2000